UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

DESTINY MEDIA TECHNOLOGIES INC.
(Name of Registrant as Specified in its Charter)

____________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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DESTINY MEDIA TECHNOLOGIES INC.
NOTICE OF 2017 ANNUAL GENERAL MEETING OF STOCKHOLDERS
TO BE HELD ON
FEBRUARY 28, 2017

To the Company’s Stockholders:

Notice is hereby given that the 2017 Annual General Meeting (the “Meeting”) of the stockholders of Destiny Media Technologies Inc., a Nevada corporation (the “Company”), will be held in the Cristal Room at the Metropolitan Hotel located at 645 Howe Street, Vancouver, British Columbia, Canada on February 28, 2017, commencing at 10:00 a.m. (Pacific Time), for the following purposes:

1.	To elect four members of the Company’s Board of Directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected or qualified.

2.	To ratify the appointment of BDO Canada LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2017.

3.	To hold an advisory vote to approve the named executive officer compensation.

4.	To consider and act upon such other business as may properly come before the Meeting or any adjournment thereof.

Only stockholders of record at the close of business on January 13, 2017 are entitled to notice of, and to vote at, the Meeting.

Stockholders unable to attend the meeting in person are requested to read the enclosed proxy statement and proxy and then complete and deposit the proxy in accordance with its instructions. Unregistered stockholders must deliver their completed proxies in accordance with the instructions given by their financial institution or other intermediary that forwarded the proxy to them.

BY ORDER OF THE BOARD OF DIRECTORS OF
DESTINY MEDIA TECHNOLOGIES INC.

/s/ Steve Vestergaard

Steve Vestergaard,
Chief Executive Officer, President and Director
Vancouver, British Columbia
January 18, 2017

IMPORTANT

Whether or not you expect to attend in person, the Company urges you to sign, date, and return the enclosed proxy at your earliest convenience. This will help to ensure the presence of a quorum at the Meeting. PROMPTLY SIGNING, DATING, AND RETURNING THE PROXY WILL SAVE DESTINY MEDIA TECHNOLOGIES INC. THE EXPENSE AND EXTRA WORK OF ADDITIONAL SOLICITATION. Sending in your proxy will not prevent you from voting your stock at the Meeting if you desire to do so, as your proxy is revocable at your option.

ii

DESTINY MEDIA TECHNOLOGIES INC.
1110 - 885 W Georgia St
Vancouver, BC V6C 3E8

PROXY STATEMENT
FOR THE 2017 ANNUAL GENERAL MEETING OF THE STOCKHOLDERS
TO BE HELD ON FEBRUARY 28, 2017

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Destiny Media Technologies Inc. (“we”, “us”, “our” and the “Company”) for use at the 2017 Annual General Meeting of the stockholders of the Company (the “Meeting”) to be held on February 28, 2017 at 10:00 a.m. (Pacific Time) in the Cristal Room at the Metropolitan Hotel located at 645 Howe Street, Vancouver, British Columbia, Canada and at any adjournment thereof, for the purposes set forth in the preceding Notice of Annual General Meeting.

This Proxy Statement, the Notice of Annual General Meeting and the enclosed Form of Proxy are expected to be mailed to the Company’s stockholders on or about January 18, 2017.

The Company does not expect that any matters other than those referred to in this Proxy Statement and the Notice of Annual General Meeting will be brought before the Meeting. However, if other matters are properly presented before the Meeting, the persons named as proxy appointees will vote upon such matters in accordance with their best judgment. The grant of a proxy also will confer discretionary authority on the persons named as proxy appointees to vote in accordance with their best judgment on matters incidental to the conduct of the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be held on February 28, 2017. This Proxy Statement to the stockholders is available at the Company’s principal office.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE MEETING

Why am I receiving this Proxy Statement and proxy card?

You are receiving this Proxy Statement and proxy card because you are a stockholder of record as at the close of business on January 13, 2017 (the “Record Date”), and are entitled to vote at this Meeting. This Proxy Statement describes issues on which the Company would like you, as a stockholder, to vote. It provides information on these issues so that you can make an informed decision. You do not need to attend the Meeting to vote your shares.

When you sign the proxy card you appoint Steve Vestergaard, Chief Executive Officer, President and a Director of the Company, and Fred Vandenberg, Chief Financial Officer, Corporate Secretary and Treasurer, as your representatives at the Meeting. As your representatives, they will vote your shares at the Meeting (or any adjournments or postponements) as you have instructed them on your proxy card. With proxy voting, your shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting, it is a good idea to complete, sign and return your proxy card in advance of the Meeting, just in case your plans change.

If an issue comes up for vote at the Meeting (or any adjournments or postponements) that is not described in this Proxy Statement, your representatives will vote your shares, under your proxy, at their discretion, subject to any limitations imposed by law.

Who is soliciting my vote?

The Board of Directors of the Company is soliciting your proxy to vote at the Meeting.

Who pays for this proxy solicitation?

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, depositories, fiduciaries and custodians holding shares in their names that are beneficially owned by others to forward to these beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to the beneficial owners of the shares at the Company's discretion. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by the Company’s directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

Who is entitled to attend and vote at the Meeting?

Only stockholders of the Company of record at the close of business on January 13, 2017 (the “Record Date”), will be entitled to vote at the Meeting. Stockholders entitled to vote may do so by voting those shares at the Meeting or by proxy.

What matters am I voting on?

You are being asked to vote on the following matters:

1.	To elect four members of the Company’s Board of Directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected or qualified.

2.	To ratify the appointment of BDO Canada LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2017.

3.	To hold an advisory vote to approve the named executive officer compensation.

The Company will also consider any other business that properly comes before the Meeting.

How do I vote?

You have several voting options. You may vote:

  by signing your proxy card and mailing it to the address on the proxy card;
  by signing and faxing your proxy card to the fax number provided on the proxy card;
  by signing and emailing a scanned copy of your proxy card to the email address provided on the proxy card; and
  by attending the Meeting and voting in person.

If your shares are held in an account with a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in a “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. You are also invited to attend the Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Meeting unless you request and obtain a valid proxy card from your broker, bank, or other nominee.

What if I share an address with another person and we received only one copy of the proxy materials?

The Company will only deliver one Proxy Statement to multiple stockholders sharing an address unless it has received contrary instructions from one or more of the stockholders. The Company will promptly deliver a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

Destiny Media Technologies Inc.
Attention: Fred Vandenberg, Corporate Secretary
1110 - 885 W Georgia St, Vancouver, BC V6C 3E8

Stockholders may also address future requests for separate delivery of Proxy Statements and/or annual reports by contacting us at the address listed above.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Meeting. You may do this by:

(a)	executing and delivering a written notice of revocation of proxy to the office of the Company at any time before the taking of the vote at the Meeting;

(b)	executing and delivering a later-dated proxy relating to the same shares to the office of the Company at any time before taking of the vote at the Meeting; or

(c)	attending the Meeting in person and:

(i) giving affirmative notice at the Meeting of your intent to revoke their proxy; and
(ii) voting in person.

Any written revocation of proxy or subsequent later-dated proxy should be delivered to the office of the Company as follows: Destiny Media Technologies Inc., Attention: Fred Vandenberg, Corporate Secretary, 1110 - 885 W Georgia St, Vancouver, BC V6C 3E8. Attendance at the Meeting will not, by itself, revoke a stockholder’s proxy without the giving of notice of intent to revoke that proxy.

What constitutes a quorum?

In order to hold a valid meeting of the Company’s stockholders, a quorum equal to one percent (1%) of the shares of the Common Stock outstanding must be represented at the meeting. These shares may be represented in person or represented by proxy.

Stockholders who abstain from voting on any or all proposals, but who are present at the Meeting or represented at the Meeting by a properly executed proxy will have their shares counted as present for the purpose of determining the presence of a quorum. Broker non-votes will also be counted as present at the Meeting for the purpose of determining the presence of a quorum. However, abstentions and broker non-votes will not be counted either in favor or against any of the proposals brought before the Meeting. A broker non-vote occurs when shares held by a broker for the account of a beneficial owner are not voted for or against a particular proposal because the broker has not received voting instructions from that beneficial owner and the broker does not have discretionary authority to vote those shares.

In the event that a quorum is not present at the Meeting, or in the event that a quorum is present but sufficient votes to approve the proposal are not received, the persons named as proxies on the enclosed proxy card may propose one or more adjournments of the Meeting to permit further solicitation of proxies. The persons named as proxies will vote upon such adjournment after consideration of all circumstances that may bear upon a decision to adjourn the Meeting. Any business that might have been transacted at the Meeting originally called may be transacted at any such adjourned session(s) at which a quorum is present. The Company will pay the costs of preparing and distributing to stockholders additional proxy materials, if required in connection with any adjournment. Any adjournment will require the affirmative vote of a majority of those securities represented at the Meeting in person or by proxy.

How are abstentions and broker non-votes treated?

Stockholders may vote for or against the proposals or they may abstain from voting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the Meeting, but will not be counted as either in favor or against the proposals.

What vote is required to approve each item?

In order for a proposal to be approved, the number of votes cast at the Meeting in favor of the proposal must be greater than the number of votes cast against the proposal. As of the Record Date, there were 55,013,874 shares of common stock outstanding and entitled to vote. The affirmative vote of the holders of a majority of the Company’s common stock represented at the Meeting in person or by proxy is required to approve the following proposals:

1.	To elect four members of the Company’s Board of Directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected or qualified.

2.	To ratify the appointment of BDO Canada LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2017.

3.	To hold an advisory vote to approve the named executive officer compensation.

Therefore, the number of votes cast at the Meeting in favor of each of the above proposals must be greater than the number of votes cast against each respective proposal. Stockholder votes on that are conducted on an advisory basis are not binding on the Company’s Board of Directors. As such, no votes are required on to approve executive compensation.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held through a brokerage account, your brokerage firm, under certain circumstances, may vote your shares.

If your shares are registered in your name, and you do not sign and return your proxy card, your shares will not be voted at the Meeting.

Will I be entitled to appraisal rights under Nevada law?

Under Nevada law, the Company’s stockholders are not entitled to appraisal rights in connection with the proposals.

When are the stockholder proposals due for the 2018 Annual Meeting?

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for its 2018 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) is September 20, 2017; provided, however, that in the event the Company hold its 2018 annual meeting more than 30 days before or after the one year anniversary date of the 2017 Annual Meeting, the Company will disclose the new deadline by which proxies must be received under Item 5 of the Company’s earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

Any stockholders who wish to submit a proposal are encouraged to seek independent counsel about SEC requirements. The Company will not consider any proposals that do not meet the SEC requirements for submitting a proposal. Notices of intention to present proposals for the Company’s next annual meeting should be delivered to Destiny Media Technologies Inc., 1110 - 885 W Georgia St, Vancouver, BC V6C 3E8, Attention: Fred Vandenberg, Corporate Secretary.

PROPOSAL NUMBER ONE – ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of two directors: Steve Vestergaard and Haig Bagerdjian. At the Meeting, stockholders will elect four directors to serve until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified, or until their death, resignation or removal. Unless marked otherwise, proxies received will be voted “FOR” the election of the four nominees named below.

Directors are elected by a plurality of the votes present in person and represented by proxy and entitled to vote at a meeting at which a quorum is present. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees for director named above. Abstentions will be counted as present for purposes of determining the presence of a quorum. If a quorum is present, the nominees for director receiving the highest number of votes will be elected as directors. Abstentions will have no effect on the vote. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose.

Nominees

The Board of Directors intends to nominate the four persons identified as its nominees in this proxy statement. The names of each nominee and certain information about them are set forth below:

Name of Nominee	Age	Position
Steve Vestergaard	50	Director, Chief Executive Officer and President
Haig S. Bagerdjian	60	Director
Hyonmyong “Hoch” Cho	45	Director
S. Jay Graber	56	Director

There is no family relationship between the Company’s directors and there are no legal proceedings to which any of the directors are a party adverse to us or in which any of the Company’s directors have a material interest adverse to us. Set forth below is a brief description of the background and business experience of each director for the past five years:

Steve Vestergaard. Mr. Vestergaard has been the President, Chief Executive Officer, Chairman and a Director of the Company since 1999. Mr. Vestergaard's responsibilities include strategic planning and coordinating strategic planning, marketing and product development. Mr. Vestergaard obtained a B.Sc. from the University of British Columbia in 1989. He founded Tronic Software in 1981 and Destiny Software in 1991, both as video game development companies. In 1995, the Company changed its focus to Internet technologies, going public in 1999 with streaming video and media security technology.

Haig S. Bagerdjian. Mr. Bagerdjian was appointed a Director of the Company on January 20, 2015. Mr. Bagerdjian became Chairman of the Board of Point.360 in September 2001 and was appointed President and Chief Executive Officer in October 2002. He was Executive Vice President of Syncor International Corporation, a leading provider of radiopharmaceuticals, comprehensive nuclear pharmacy services and medical imaging services, from 1991 to 2002. From 1987 to 1991, he served in several executive level positions at Calmark Holding Corporation. He also was General Counsel for American Adventure, Inc., which was a subsidiary of Calmark Holding. Mr. Bagerdjian received a J.D. from Harvard Law School and is admitted to the State Bar of California. Mr. Bagerdjian is a Director of Innodata-Isogen, Inc. Mr. Bagerdjian’s diverse business experience provides him with a wide range of expertise that is valuable to our Board in confronting various business-related challenges and opportunities.

Hyonmyong Cho. Mr. Cho is currently a managing member of Greenlaw International Management Company LLC which manages Greenlaw International LP, a fund which invests in microcap stocks. From 2002 to 2008, Mr. Cho was a Managing Director of Forum Partners which managed several real estate private equity funds in Europe and Asia. At Forum Partners, Mr. Cho managed a worldwide team tasked with private equity deal structuring, analysis and negotiation. Prior to Forum Partners, Mr. Cho was a senior associate at Nassau Capital, whose only limited partner was Princeton University, and he was responsible for the due diligence, negotiation, documentation and monitoring of private equity transactions. Prior to that, Mr. Cho was a partner in Novalis Ventures, a venture capital fund focused on early stage investments in the real estate industry. Before that, Mr. Cho was a Vice President at Cahill, Warnock & Company, a private equity firm focused on making direct investments in micro-cap public companies. Mr. Cho began his career as a financial analyst for Alex Brown & Sons, Inc. in the mergers and acquisitions, real estate and health care groups. Mr. Cho was a Morehead Scholar at the University of North Carolina, graduating with a B.A. in English Literature.

S. Jay Graber. Mr. Graber recently retired as VP of Business Development from Apex Software LLC., a privately-owned developer of building drawing and area calculation software for jurisdictional mass appraisal at the municipal, county, province and statewide level as well as for the real estate mortgage appraisal industry. Mr. Graber continues to serve on various committees for the International Association of Assessing Officers (IAAO) as he remains a business partner in Apex. Prior to 20 years in the software/technology arena, Mr. Graber worked in direct sales / sales management for various manufacturing entities including automotive and decorative lighting, plastic extrusion, art glass and architectural flooring. Mr. Graber earned a BS degree in both Business Management and in Psychology from Eastern Mennonite College (now EMU).

Required Vote

The affirmative approval of the holders of record on the Record Date of a majority of the voting power of the outstanding shares of common stock present at the Meeting, either in person or by proxy, is required to approve Proposal Number One.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL NOMINEES NAMED ABOVE. PROXIES RECEIVED BY THE COMPANY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES NAMED ABOVE UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE IN THE PROXY.

PROPOSAL NUMBER TWO – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm of BDO Canada LLP, Charted Accountants, (“BDO”) audited the Company’s financial statements for the year ended August 31, 2016, and has been recommended by the Board of Directors pursuant to the recommendation of the Audit Committee to serve as the Company’s independent registered public accounting firm for fiscal year ended August 31, 2017. At the direction of the Board of Directors, this appointment is being presented to the stockholders for ratification or rejection at the Meeting. If the stockholders do not ratify the appointment of BDO, the Audit Committee may reconsider, but will not necessarily change, its selection of BDO to serve as the Company’s independent registered public accounting firm.

A representative of BDO is not expected to be present at the Meeting.

Principal Accountant Fees

The aggregate fees billed for the two most recently completed fiscal years ended August 31, 2016 and August 31, 2015 for professional services rendered by the principal accountant for the audit of the Company’s annual financial statements and review of the financial statements included its Quarterly Reports on Form 10-Q and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for these fiscal periods were as follows:

	Year Ended August 31, 2016	Year Ended August 31, 2015
Audit Fees	$78,238	$84,974
Audit Related Fees	-	-
Tax Fees	7,970	9,667
All Other Fees	-	-
Total	$86,208	$94,641

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Auditors

The policy of the Company’s audit committee is to pre-approve all audit and permissible non-audit services to be performed by the Company’s independent auditors during the fiscal year. Before engaging an independent registered public accountant to render audit or non-audit services, the engagement is approved by the Company’s audit committee or the engagement to render services is entered into pursuant to pre-approval policies and procedures established by the audit committee.

Required Vote

The affirmative approval of the holders of record on the Record Date of a majority of the voting power of the outstanding shares of common stock present at the Meeting, either in person or by proxy, is required to approve Proposal Number Two.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO CANADA LLP, CHARTERED ACCOUNTANTS, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING AUGUST 31, 2017.

PROPOSAL NUMBER THREE – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is asking that you APPROVE the compensation of the named executive officers as disclosed in this Proxy Statement.

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) provides that the Company’s stockholders vote to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

The Company’s named executive officers are identified in the 2016 Summary Compensation Table, and the compensation of the named executive officers is described on page 14. The Company’s executive compensation practices are designed to attract, retain and motivate executive talent, including its named executive officers, who are critical to the Company’s success. The Company is committed to sound executive compensation and corporate governance principles, working to ensure that its practices protect and further the interests of stockholders.

The Board of Directors is therefore requesting your nonbinding vote on the following resolution:

“Resolved, that the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, the executive compensation tables and the narrative discussion, is approved.”

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

Note: The Company is providing this advisory vote as required pursuant to Section 14A of the Securities Exchange Act (15 U.S.C. 78n-1). The stockholder vote will not be binding on the Company or the Board, and it will not be construed as overruling any decision by the Company or the Board or creating or implying any change to, or additional, fiduciary duties for the Company or the Board.

CORPORATE GOVERNANCE

Director Independence

The Company is listed on the TSX Venture Exchange, which requires the Company to have a minimum of two independent directors. Under the TSX Venture Exchange policy and Canadian National Instrument 52-110 – Audit Committees (“NI 52-110”), which the Company is subject, an “independent” director is a director who has no direct or indirect material relationship with the Company. A material relationship is a relationship which could, in the view of the Board of Directors, reasonably interfere with the exercise of a director’s independent judgment. Haig Bagerdjian is an independent director of the Company, as aside from shares held by him, he has no ongoing interest or relationship with the Company other than serving as a director. Director nominees Hyonmyong Cho and S. Jay Graber are independent as aside from any shares held by them, they have no ongoing interest or relationship with the Company other than serving as a director. Steven E. Vestergaard is not an independent director because of his position as the Company’s President and Chief Executive Officer.

Steven E. Vestergaard serves as both President and Chief Executive Officer and as Chairman of the Board of Directors of the Company. The Company does not have a lead independent director. The Company has determined that its leadership structure is appropriate as it is a smaller reporting company. The Board of Directors is responsible for the risk oversight of the Company which has little to no effect on the Board of Director’s leadership structure.

Meetings and Committees of the Board of Directors

During the fiscal year ended August 31, 2016, the Company’s Board of Directors held no meetings and various matters were approved by consent resolution of the entire board and its audit committee had one meeting. The compensation and nomination committee had no formal meetings during the fiscal year ended August 31, 2016. All directors are expected to attend the Meeting and their attendance is recorded in the minutes.

Audit Committee

Composition

The Company’s audit committee consists of Haig Bagerdjian. He is independent. There will be two vacancies on the audit committee which management expects to fill following the meeting. Management believes that the audit committee members are collectively capable of analyzing and evaluating the financial statements and understanding internal controls and procedures for financial reporting.

Haig Bagerdjian qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

The Company adopted a charter for the Audit Committee in November 2013, a copy of which is available on the Company’s corporate website https://www.dsny.com/audit-committee-charter.

Audit Committee Oversight

At no time since the commencement of the Company’s most recent completed financial year has a recommendation of the Audit Committee to nominate or compensate an external auditor not been adopted by the Board of Directors.

Reliance on Certain Exemptions

At no time since the commencement of the Company’s most recently completed financial year has the Company relied on the exemption in Section 2.4 of NI 52-110 (De Minimis Non-audit Services), or an exemption from NI 52-110, in whole or in part, granted under Part 8 of NI 52-110.

Pre-Approval Policies and Procedures

The Audit Committee has adopted specific policies and procedures for the engagement of non-audit services as described above under the heading “Proposal Number Two – Ratification of Selection of Independent Registered Public Accounting Firm – Policy on Pre-Approval by Audit Committee of Services Performed by Independent Auditors”.

Exemption

The Audit Committee has relied on an exemption under Part 6.1 of NI 52-110.

Compensation Committee

The Company’s compensation committee has no members. There are three vacancies on the compensation committee which management expects to fill following the meeting. In the interim, the independent members of the Board of Directors of the Company will act as the compensation committee.

The compensation committee conducts reviews with regards to the compensation of the directors and the Company’s executive officers once a year. To make its recommendations on such compensation, the compensation committee takes into account the types of compensation and the amounts paid to officers of comparable publicly traded companies.

The compensation committee’s basic responsibility is to review the performance and development of the Company’s management in achieving corporate goals and objectives and to assure that the Company’s executive officers are compensated effectively in a manner consistent with the strategy of the Company, competitive practice, sound corporate governance principles and stockholder interests. The committee reviews and approves all compensation to directors and executive officers. The compensation committee may not delegate its authority. The Company does not engage compensation consultants. Executive officers may suggest to committee what amount of compensation they think it suitable or fair with respect to each candidate.

Neither the committee nor management has engaged consultants for determining or recommending the amount or form of executive or director compensation.

The Company adopted a charter for the compensation committee in November 2013, a copy of which is available on the Company’s corporate website https://www.dsny.com/exec-compensation-charter.

Director Nomination

Nomination Committee

The Company's nomination committee consists of no members. There are three vacancies on the nomination committee which management expects to fill following the meeting. In the interim, the independent members of the Board of Directors of the Company will act as the nomination committee.

The nomination committee will continually assess its size, structure and composition, taking into consideration its current strengths, skills and experience, proposed retirements and the requirements and strategic direction of the Company. As required, committee members will recommend suitable candidates for consideration as members of the Board of Directors.

Nominees for director will be selected on the basis of their integrity, experience, achievements, judgment, intelligence, personal character, and capacity to make independent analytical inquiries, ability and willingness to devote adequate time to Board duties, and likelihood that he or she will be able to serve on the Board for a sustained period. Due consideration will be given to the Board's overall balance of diversity of perspectives, backgrounds and experiences. The committee will also consider factors such as global experience, experience as a director of a public company and knowledge of relevant industries.

At a minimum, each nominee will be expected to:

(a)	understand the Company's business and the industry in general;
(b)	regularly attend meetings of the Board and of any committees on which
(c)	the director serves;
(d)	review in a timely fashion and understand materials circulated to the
(e)	Board regarding the Company or the industry;
(f)	participate in meeting and decision making processes in an objective
(g)	and constructive manner; and
(h)	be reasonably available, upon request, to advise the Company's officers

The Company adopted a charter for the nomination committee in November 2013, a copy of which is available on the Company’s corporate website https://www.dsny.com/corporate-governance-charter.

Stockholder Nomination of Directors

The committee will accept for consideration submissions from shareholders of recommendations for the nomination of directors. Acceptance of a recommendation for consideration does not imply that the committee will nominate the recommended candidate.

All shareholder nominating recommendations must be in writing, addressed to the committee care of the Company's Corporate Secretary at the Company's principal headquarters, 1110 - 885 W Georgia St, Vancouver, BC V6C 3E8. Submissions must be made by mail, courier or personal delivery. Submissions by e-mail will not be considered.

A nominating recommendation must be accompanied by the following information concerning each recommending shareholder:

a.	The name and address, including telephone number, of the recommending shareholder;

b.	The number of the Company's shares owned by the recommending shareholder and the time period for which such shares have been held;

c.

If the recommending shareholder is not a shareholder of record, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the shareholder and a statement from the recommending shareholder of the length of time that the shares have been held. (Alternatively, the shareholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the Securities and Exchange Commission reflecting the holdings of the shareholder, together with a statement of the length of time that the shares have been held); and

d.	A statement from the shareholder as to whether the shareholder has a good faith intention to continue to hold the reported shares through the date of the Company's next annual meeting of shareholders.

If a recommendation is submitted by a group of two or more shareholders, the information regarding recommending shareholders must be submitted with respect to each shareholder in the group.

A nominating recommendation must be accompanied by the following information concerning the proposed nominee:

a.

the information required by Item 401 of SEC Regulation S-K (providing for disclosure of the name, address, any arrangements or understanding regarding nomination and five year business experience of the proposed nominee, as well as information regarding certain types of legal proceedings within the past five years involving the nominee);

b.	the information required by Item 403 of SEC Regulation S-K (providing for disclosure regarding the proposed nominee's ownership of securities of the Company); and

c.

the information required by Item 404 of SEC Regulation S-K (providing for disclosure of transactions between the Company and the proposed nominee valued in excess of $120,000 and certain other types of business relationships with the Company).

d.

a description of all relationships between the proposed nominee and the recommending shareholder and any agreements or understandings between the recommending shareholder and the nominee regarding the nomination.

e.	a description of all relationships between the proposed nominee and any of the Company's competitors, customers, suppliers, labor unions or other persons with special interests regarding the Company.

The recommending shareholder must furnish a statement supporting its view that the proposed nominee possesses the minimum qualifications prescribed by the committee for nominees, and briefly describing the contributions that the nominee would be expected to make to the board and to the governance of the Company.

The recommending shareholder must state whether, in the shareholder's view, the nominee, if elected, would represent all shareholders and not serve for the purpose of advancing or favoring any particular shareholder or other constituency of the Company.

The nominating recommendation must be accompanied by the consent of the proposed nominee to be interviewed by the committee, if the committee chooses to do so in its discretion (and the recommending shareholder must furnish the proposed nominee's contact information for this purpose), and, if nominated and elected, to serve as a director of the Company.

A shareholder (or group of shareholders) wishing to submit a nominating recommendation for an annual meeting of shareholders must ensure that it is received by the Secretary of the Company, as provided above, not later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be so received not earlier than the 90th day prior to the annual meeting and not later than the later of the 60th day prior to the annual meeting or the 15th day following the day on which public announcement of the date of the meeting is first made by the Company.

Directorships

Steven Vestergaard is also a Director of Brisio Innovation’s Inc., a technology company listed on the Canadian Securities Exchange.

Haig S. Bagerdjian is also a Director of Point.360, a film and television production services Company listed on the OTCQX marketplace.

Orientation and Continuing Education

The Board of Directors provides an overview of the Company’s business activities, systems and business plan to all new directors. New director candidates have free access to any of the Company’s records, employees or senior management in order to conduct their own due diligence and will be briefed on the strategic plans, short, medium and long term corporate objectives, business risks and mitigation strategies, corporate governance guidelines and existing policies of the Company. The directors are encouraged to update their skills and knowledge by taking courses and attending professional seminars.

Ethical Business Conduct

The Board of Directors believes good corporate governance is an integral component to the success of the Company and to meet responsibilities to stockholders. Generally, the Board of Directors has found that the fiduciary duties placed on individual directors by the Company’s governing corporate legislation and the common law and the restrictions placed by applicable corporate legislation on an individual director’s participation in decisions of the Board of Directors in which the director has an interest have been sufficient to ensure that the Board of Directors operates independently of management and in the best interests of the Company.

The Board of Directors is also responsible for applying governance principles and practices, and tracking development in corporate governance, and adapting “best practices” to suit the needs of the Company. Certain of the directors of the Company may also be directors and officers of other companies, and conflicts of interest may arise between their duties. Such conflicts must be disclosed in accordance with, and are subject to such other procedures and remedies as applicable under Nevada law.

Assessments

The Board of Directors has not implemented a process for assessing its effectiveness. As a result of the Company’s small size and the Company’s stage of development, the Board of Directors considers a formal assessment process to be inappropriate at this time. The Board of Directors plans to continue evaluating its own effectiveness on an ad hoc basis.

The Board of Directors does not formally assess the performance or contribution of individual Board members or committee members.

Stockholder Communication with the Board of Directors

Stockholders desiring to communicate with the Board of Directors on matters other than director nominations should submit their communication in writing to Fred Vandenberg, Treasurer & Corporate Secretary, Destiny Media Technologies Inc., 1110 - 885 W Georgia St, Vancouver, BC V6C 3E8 and identify themselves as a stockholder. The Corporate Secretary will forward all such communication to the Chairperson of the Board for a determination as to how to proceed.

OTHER EXECUTIVE OFFICERS

In addition to Steve Vestergaard, the following persons are executive officers of the Company:

Fred Vandenberg. B.Comm, MBA, CPA, CA Mr. Vandenberg has been the Company’s Chief Financial Officer, and Treasurer since July 2007. Mr. Vandenberg's core responsibilities include leading the accounting, treasury, strategic planning, financial controls and financial reporting functions of the Company. Mr. Vandenberg has over 24 years experience in tax advisory services, mergers and acquisitions, and financial reporting. Mr. Vandenberg obtained a Bachelor of Commerce from McMaster University in 1991 and a Master of Business Administration (Finance) from McMaster University in 1993. In 1996, Mr. Vandenberg was designated as a Chartered Accountant in Ontario, and became a member of the Institute of Chartered Accountants of BC in 1996. Mr. Vandenberg completed the Canadian Institute of Chartered Accountants’ "In-depth" taxation program while with Ernst & Young in 1998.

There are no family relationships between Mr. Vandenberg and any other director or executive officer. Mr. Vandenberg is currently not engaged in legal proceedings to which he is a party adverse to us or in which he has a material interest adverse to us.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the total compensation paid to or earned by the Company’s named executive officers, as that term is defined in Item 402(m)(2) of Regulation S-K of the Exchange Act, (“Named Executive Officers”) as of its fiscal years ended August 31, 2016 and 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Director Fees Earned in Cash ($)(2)	Other Annual Compen- sation ($)(3)	Total ($)
Steven Vestergaard (4) President, Chief Executive Officer and Director	2016 2015	196,144 215,644	Nil Nil	Nil Nil	Nil 33,553	Nil 36,000	Nil 10,782	196,144 295,979
Frederick Vandenberg (5) Chief Financial Officer, Treasurer and Secretary	2016 2015	158,424 174,174	Nil Nil	Nil Nil	Nil 12,582	Nil Nil	7,921 8,709	166,345 195,465

Notes:
(1)	Option awards shown here represent the aggregate grant date fair value of all options granted
(2)

On May 23, 2014, the Board of Directors set the annual compensation payable to each member of the Board of Directors at $48,000 per annum for the period from June 1, 2014 to May 31, 2015. The fees earned or paid in cash of $36,000 for Mr. Vestergaard as a Director was for the service period of September 1, 2014 to May 31, 2015 during the fiscal year ended August 31, 2015.

(3)

The value of perquisites and other personal benefits, securities and property for the individuals included in the summary compensation table that does not exceed $10,000 is not reported herein. Other compensation for Mr. Vestergaard and Mr. Vandenberg includes participation in the employee share purchase plan described below under long term incentive plans.

(4)	All salaries paid to Mr. Vestergaard are paid in Canadian dollars.
(5)	All salaries paid to Mr. Vandenberg are paid in Canadian dollars.
(6)

Compensation is stated in United States dollars. Where compensation was provided in Canadian dollars, compensation is based on an exchange rate of 0.7544 US dollars for each 1.00 Canadian dollar during the 2016 fiscal year. Compensation is stated in United States dollars and is based on an exchange rate of 0.8294 US dollars for each 1.00 Canadian dollar during the 2015 fiscal year.

Outstanding Equity Awards at Fiscal Year End Table

The following table summarizes equity awards to the Company’s Named Executive Officers outstanding as of August 31, 2016.

Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date
Steve Vestergaard President, Chief Executive Officer and Director	250,000	150,000	N/A	0.40	See Note 1
Fred Vandenberg Chief Financial Officer, Treasurer and Corporate Secretary	93,750	56,250	N/A	0.40	See Note 2

Notes:
(1)

The total of unexercised options of 400,000 including the exercisable of 250,000 and unexercisable of 150,000 is subject to equal monthly vesting over two years commencing June 25, 2015 and the expiry date is two years from the particular vesting date.

(2)

The total of unexercised options of 150,000 including the exercisable of 93,750 and unexercisable of 56,250 is subject to equal monthly vesting over two years commencing June 25, 2015 and the expiry date is two years from the particular vesting date.

Director Compensation

The following table summarizes compensation paid to the Company’s directors during the fiscal year ended August 31, 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Other Annual Compensation ($)	Total ($)
Yoshitaro Kumagai(1)	Nil	Nil	Nil	Nil	Nil
Haig Bagerdjian	Nil	Nil	Nil	Nil	Nil
Edward Kolic(2)	Nil	Nil	Nil	Nil	Nil

Notes:
(1)	Yoshitaro Kumagai resigned as a director on July 17, 2016.
(2)	Edward Kolic resigned as director on January 1, 2016.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on the Company’s review of the copies of such forms received by it, the Company believes that during the fiscal year ended August 31, 2016 all such filing requirements were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since the commencement of the fiscal year ended August 31, 2016, had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect the Company:

(i)	Any directors or executive officers of the Company;
(ii)	Any person proposed as a nominee for election as a director;
(iii)	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the Company’s outstanding shares of common stock; and
(iv)	Any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of the Company’s common stock owned beneficially as of January 13, 2017 by: (i) each person (including any group) known to the Company to own more than five percent (5%) of any class of the voting securities, (ii) each of the Company’s directors and each of the named executive officers, and (iii) officers and directors as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

Title Of Class	Name And Address Of Beneficial Owner	Amount And Nature Of Beneficial Ownership	Percentage Of Common Stock(1)
DIRECTORS AND OFFICERS
Common Stock	Steven Vestergaard President, Chief Executive Officer and Director	11,403,260 Shares (direct)(2)	20.67%
Common Stock	Frederick Vandenberg Chief Financial Officer, Treasurer and Corporate Secretary	820,111 Shares(3) (direct)	1.49%
Common Stock	Haig Bagerdjian Director	170,632 Shares(4) (direct)	*
Common Stock	Hyonmyong Cho Director Nominee	2,330,079 (direct and indirect)(5)	4.24%
Common Stock	S. Jay Graber Director Nominee	332,250 (direct and indirect)(6)	*
Common Stock	All Officers, Directors and Nominee Directors (five persons)	15,056,332 Shares	27.22%
HOLDERS OF MORE THAN 5% OF THE COMPANY’S COMMON STOCK
Common Stock	Steven Vestergaard 1110 - 885 W Georgia St Vancouver, BC V6C 3E8	11,403,260 Shares (direct)(2)	20.67%
Common Stock	Mark A. Graber 56 Oakwell Farms Parkway San Antonio, TX 78218	5,417,136 (direct and indirect)(7)	9.71%

Notes:
*	Less than 1%.
(1)

Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of such shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on January 13, 2017. As of January 13, 2017, there were 55,013,874 shares of our common stock issued and outstanding.

(2)	Consists of 11,253,260 shares held by Mr. Vestergaard and 150,000 shares that are immediately acquirable upon the exercise of stock options held by Mr. Vestergaard within 60 days.

(3)	Consists of 763,861 shares held by Mr. Vandenberg and 56,250 shares that are immediately acquirable upon the exercise of stock options held by Mr. Vandenberg within 60 days.

(4)	Consists of 70,632 shares held by Mr. Bagerdjian and 100,000 shares that may be acquired upon the exercise of stock options held by Mr. Bagerdjian within 60 days.

(5)	Consists of 598,814 shares held directly by Mr. Cho and 1,731,265 shares held by Greenlaw International LP an entity controlled by Mr. Cho.

(6)	Consist of 42,750 shares held directly by S. Jay Graber and 289,500 shares held jointly by Mr. Graber and his spouse.

(7)

Consists (i) 3,256,136 shares of the Company’s common stock directly held by Mark Graber; (ii) warrants to purchase up to 400,000 shares at a price of USD$0.30 per share, expiring October 20, 2017; (iii) 900,000 shares beneficially owned by X-L Investments, a Texas partnership over which Mr. Graber has shared voting and disposition power, (iv) warrants to purchase up to 400,000 shares at a price of USD$0.30 per share, expiring October 20, 2017 beneficially owned by X-L Investments; (v) 431,000 shares beneficially owned by Four Star Investments, a Texas partnership over which Mr. Graber has shared voting and disposition power; and (vi) 30,000 shares held by Mr. Graber’s spouse.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. The Company files reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

Our Annual Report on Form 10-K for the fiscal year ended August 31, 2016 accompanies this Proxy Statement but does not constitute a part of the proxy soliciting material. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2016, including financial statements but without exhibits, is available without charge to any person whose vote is solicited by this proxy upon written request to Destiny Media Technologies Inc., 1110 - 885 W Georgia St, Vancouver, BC V6C 3E8, Attention: Corporate Secretary. Copies also may also be obtained through the SEC’s web site at www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS OF
DESTINY MEDIA TECHNOLOGIES INC.

Date: January 18, 2017
/s/ Steve Vestergaard

STEVE VESTERGAARD
Chief Executive Officer, President and Director